As filed with the Securities and Exchange Commission on May 31, 2001
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------

                          BOSTON SCIENTIFIC CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
         (State or other jurisdiction of incorporation or organization)

                                   04-2695240
                                   ----------
                      (I.R.S. Employer Identification No.)

                           One Boston Scientific Place
                        Natick, Massachusetts 01760-1537
                                 (508) 650-8000
                                 --------------
   (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)


                             Lawrence J. Knopf, Esq.
                                 Vice President,
                Assistant General Counsel and Asistant Secretary
                          Boston Scientific Corporation

                           One Boston Scientific Place
                        Natick, Massachusetts 01760-1537
                                 (508) 650-8000
                                 --------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                            Richard B. Vilsoet, Esq.
                               Shearman & Sterling
                              599 Lexington Avenue

                            New York, New York 10022
                                 (212) 848-4000

                               -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                          CALCULATION OF REGISTRATION FEE
======================================== ============= =================== =================== =====================
                                           Amount to     Proposed Maximum    Proposed Maximum
        Title of Each Class of                Be          Offering Price         Aggregate          Amount of
      Securities to be Registered         Registered       Per Share (1)     Offering Price(1)   Registration Fee
---------------------------------------- ------------- ------------------- ------------------- ---------------------
Common Stock, $0.01 par value...........    969,459          $17.00           $16,480,803           $4,120.20
======================================== ============= =================== =================== =====================
(1)     Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457 (c) under the
        Securities Act on the basis of the average of the high and low reported sales prices for the Registrant's
        Common Stock on the New York Stock Exchange Inc. Composite Tape on May 24, 2001.

                        --------------------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

  THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK ANY OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, DATED MAY 31, 2001

PROSPECTUS
----------

                                 969,459 Shares

                          BOSTON SCIENTIFIC CORPORATION

                                  COMMON STOCK


         This prospectus relates to the offer and sale, from time to time, of an aggregate of 969,459 shares of common stock of Boston Scientific Corporation, a Delaware corporation, by certain of our stockholders. All of the selling stockholders received the shares being offered hereby through our acquisition of Quanam Medical Corporation.

         The selling stockholders may sell all or any portion of their shares of common stock through one or more public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices.

         Our common stock is listed on the New York Stock Exchange under the symbol "BSX". On May 30, 2001, the last reported sale price of our common stock on the New York Stock Exchange was $17.23 per share.

         We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read this entire Prospectus and any amendments or supplements carefully before you make your investment decision.


                      -----------------------------------



         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OF COMMON STOCK OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                      -----------------------------------



                   The date of this prospectus is ____, 2001.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Where You Can Find More Information.......................................  2
Incorporation Of Certain Documents By Reference...........................  2
Forward-Looking Statements................................................  4
The Company...............................................................  6
Use of Proceeds...........................................................  6
Selling Stockholders......................................................  7
Plan of Distribution...................................................... 12
Legal Matters............................................................. 13
Experts................................................................... 13


                      WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at:

     o the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, DC 20549; and

     o the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 or 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

         You can also obtain copies of any documents we file at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at http://www.sec.gov. Reports and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         We have filed with the SEC a registration statement on Form S-3 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act covering the shares of common stock offered hereby. As permitted by the SEC, this prospectus, which constitutes a part of the Registration Statement, does not contain all the information included in the Registration Statement. Such additional information may be obtained from the locations described above. Statements contained in this prospectus as to the contents of any document are not necessarily complete. You should refer to the document for all the details.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     o our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed on April 2, 2001;

     o   our definitive Proxy Statement filed on April 6, 2001;

     o our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed on May 15, 2001;

     o   our Current Report on Form 8-K filed on February 22, 2001;

     o   our Current Report on Form 8-K filed on May 1, 2001; and

     o the description of our capital stock as set forth in our Registration Statement no. 333-64887 filed on April 7, 1999.

         You may request a copy of these filings, without exhibits, at no cost, by writing or telephoning Investor Relations at the following address:

         Boston Scientific Corporation.
         One Boston Scientific Place
         Natick, Massachusetts 01760-1537
         Attention: Investor Relations
         (508) 650-8555

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                        --------------------------------

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS (INCLUDING THE INFORMATION INCORPORATED BY REFERENCE IN THIS PROSPECTUS). WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS WILL OFFER TO SELL, AND SEEK OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK. IN THIS PROSPECTUS, "BOSTON SCIENTIFIC," "WE," "US" AND "OUR" REFERS TO BOSTON SCIENTIFIC CORPORATION (UNLESS THE CONTEXT OTHERWISE REQUIRES).

                           FORWARD-LOOKING STATEMENTS

                  This prospectus (including the documents incorporated by reference in this prospectus) contains forward-looking statements regarding our plans, expectations, estimates and beliefs. We are relying on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include this statement for the express purpose of availing ourselves of the protections of the safe harbor with respect to all forward-looking statements. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are typically identified by words such as "believes," "anticipates," "expects," "intends," "forecast," "project," "plans," "will," "may" and similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements discussed in this prospectus (including the documents incorporated by reference in this prospectus) include, but are not limited to, statements with respect to, and our performance may be affected by:

o our ability to timely implement our global operations plan within our cost estimates, to retain and attract employees as we implement our plant optimization initiative and to achieve estimated operating savings;

o our ability to achieve manufacturing cost declines, gross margin benefits and inventory reductions from our manufacturing process and supply chain programs;

o our ability to realize benefits from the Embolic Protection Incorporated, Catheter Innovations Incorporated, Quanam Medical Corporation and Interventional Technologies, Inc. acquisitions, including purchased research and development;

o our ability to manage accounts receivable, manufacturing costs and inventory levels and mix, and to react effectively to the changing managed care environment, reimbursement levels and worldwide economic and political conditions;

o the potential impacts of continued consolidation among health care providers, trends toward managed care, disease state management and economically motivated buyers, health care cost containment, the financial viability of health care providers, more stringent regulatory requirements and more vigorous enforcement activities;

o management's ability to position us to take advantage of opportunities that exist in the markets we serve;

o    our ability to retain our established sales force;

o our continued commitment to refine existing products and procedures and to develop new technologies that can reduce risk, trauma, cost, procedure time, and the need for aftercare;

o our ability to increase our investment in research and development and to develop, trial and launch products on a timely basis, including products resulting from purchased research and development;

o    risks associated with international operations;

o the potential effect of foreign currency fluctuations on revenues, expenses and resulting margins and the trend toward increasing sales and expenses denominated in foreign currencies;

o our ability to maintain our effective tax rate for 2001 and to substantially recover our net deferred tax assets;

o our ability to meet our projected cash needs and obtain additional financing, if necessary;

o our ability to manage our relationship with Medinol during the pendency of the litigation with Medinol and the outcome of the litigation;

o unforeseen delays, stoppages or interruptions in the supply and/or mix of NIR(R) coronary stent inventory, difficulties in managing inventory relating to new product introductions and our cost to purchase the NIR(R) coronary stent;

o NIR(R) coronary stent sales as a percentage of worldwide sales and the mix of coronary stent platforms;

o volatility in the coronary stent market, competitive offerings, delays in the development of new stent platforms and the timing of submission for and receipt of regulatory approvals to market new coronary and peripheral stent platforms;

o    our ability to compete in the coronary stent and balloon markets;

o the development of competing or technologically advanced products by our competitors;

o our ability to develop a sound integration plan, effectively integrate newly acquired businesses and realize their strategic and financial objectives;

o the effect of litigation and compliance activities on our legal provision and cash flow;

o the impact of stockholder class action, patent, product liability, Federal Trade Commission, Medinol and other litigation, as well as the outcome of the U.S. Department of Justice investigation and the adequacy of our product liability insurance;

o the potential impact resulting from the euro conversion, including adaptation of information technology systems, competitive implications related to pricing, and foreign currency considerations; and

o the timing, size and nature of strategic initiatives and research and development platforms available to us.

         Several important factors, in addition to the specific factors discussed in connection with such forward-looking statements individually, could affect our future results and growth rates and could cause those results and rates to differ materially from those expressed in the forward-looking statements contained herein. Such additional factors include, among other things, future economic, competitive and regulatory conditions, demographic trends, third-party intellectual property, financial market conditions and our future business decisions and our competitors, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Therefore, we wish to caution each reader of this prospectus to consider carefully these factors as well as the specific factors discussed with each forward-looking statement in this prospectus and as disclosed in our filings with the SEC as such factors, in some cases, have affected, and in the future (together with other factors) could affect, our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed herein.

                                   THE COMPANY

         Boston Scientific is a worldwide developer, manufacturer and marketer of less invasive medical devices. Our products are used in a broad range of interventional medical specialties, including:

        o        interventional cardiology;
        o        electrophysiology;
        o        gastroenterology;
        o        neuro-endovascular therapy;
        o        pulmonary medicine;
        o        interventional radiology;
        o        oncology;
        o        urology; and
        o        vascular surgery.

         Our products are generally inserted into the human body through natural openings or small incisions in the skin and can be guided to most areas of the anatomy to diagnose and treat a wide range of medical problems. These products provide effective alternatives to traditional surgery by reducing risk, trauma, cost, procedure time and the need for aftercare.

         We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at One Boston Scientific Place, Natick, Massachusetts 01760-1537. Our telephone number is (508) 650-8000. Our address on the World Wide Web is http://www.bsci.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

                                 USE OF PROCEEDS

         All of the net proceeds from the sale of the common stock of Boston Scientific covered by this prospectus will go to the stockholders who offer and sell their shares. Accordingly, we will not receive any of the proceeds from the sales of the common stock.

                              SELLING STOCKHOLDERS

         All of the selling stockholders listed below received the shares being offered hereby through our acquisition of Quanam Medical Corporation ("Quanam"). Under an agreement and plan of merger dated as of December 22, 2000, as amended, we agreed to use our commercially reasonable efforts to register the common stock of Boston Scientific issued to the selling stockholders and to keep the registration statement effective until the shares offered hereby first become available for resale pursuant to Rule 144 under the Securities Act or until all of the registered shares have been sold, whichever comes first. Our registration of the common stock held by the selling stockholders does not necessarily mean that the selling stockholders will sell all or any of their shares.

         None of our directors or executive officers are selling shares in this offering. This prospectus covers the offer and sale by each selling stockholder of their common stock. Set forth below are (i) the names of each selling stockholder, (ii) the number of shares of common stock they beneficially owned as of May 31, 2001, (iii) the number of shares that may be offered and sold by them or on their behalf, and (iv) the amount of common stock to be owned by them upon the completion of the offering if all shares offered are sold. Robert Eury, Michael Froix, Simon Stertzer, Allan May and Daniel J. Sullivan were directors of Quanam prior to its acquisition by Boston Scientific. Dr. Froix and Mr. Eury are current officers of Quanam and Lyndall Erb is a former officer of Quanam. In addition, some of the selling stockholders listed below are current or former employees or consultants of Quanam. The information contained in the table below has been provided by the selling stockholders.

                                                                  Shares
                                         Shares Beneficially       Being         Shares Beneficially
         Selling Stockholder           Owned Prior to Offering    Offered       Owned After Offering
         -------------------           -----------------------    -------       --------------------
                                          Number      Percent                   Number       Percent
                                          ------      -------                   ------       -------
Angelica Alvarado.....................   3,836           *         3,836          -             -

James M. Anderson.....................     513           *           513          -             -

Julio Cesar Argentieri................   1,150           *         1,150          -             -

Badger Investments LC.................   2,301           *         2,301          -             -

Charles V. Baltic.....................     342           *           342          -             -

Baraterre Limited, Sole Director for
and on behalf of Pioneer Investment
Holding Ltd.
c/o Morgan Trust Company of the
Bahamas Ltd.
P.O. Box N 4899
Nassau, Bahamas.......................   5,480           *         5,480          -             -

Baraterre Limited, Sole Director for
and on behalf of Pine Creek
Enterprises Inc.
c/o Morgan Trust Company of the
Bahamas Ltd.
P.O. Box N 4899
Nassau, Bahamas.......................   5,480           *         5,480          -             -

Bear Stearns Custodian for Dr.
Richard Heuser........................   6,120           *         1,370        4,750           *

Bemay Investment Limited..............   2,740           *         2,740          -             -

Peter J. Bye..........................     342           *           342          -             -

Susan J. Cameron......................      15           *            15          -             -

Paul Cherkas and Elaine Cherkas.......   4,749           *         2,749        2,000

Clinton Eastwood, Jr., trustee of
the 1988 Clint Eastwood Trust.........  10,961           *        10,961          -             -

Arthur Cohen..........................   8,221           *         8,221          -             -

Comercial San Antonio S.A.............   2,740           *         2,740          -             -

Richard S. Cook.......................   1,096           *         1,096          -             -

-------------------
 *  less than 1%

                                                                  Shares
                                         Shares Beneficially       Being         Shares Beneficially
         Selling Stockholder           Owned Prior to Offering    Offered       Owned After Offering
         -------------------           -----------------------    -------       --------------------
                                          Number      Percent                   Number       Percent
                                          ------      -------                   ------       -------
Beren Correa..........................     670           *           670          -             -

Cray Consulting Corp..................  27,404           *        27,404          -             -

Howard Derman, M.D....................     685           *           685          -             -

L.J. Diettrich........................   1,324           *         1,324          -             -

Linh Dinh.............................     548           *           548          -             -

Matthew Dodds.........................   2,055           *         2,055          -             -

Dorros Family Partners Ltd............   2,192           *         2,192          -             -

Victor Dzau...........................  32,885           *        32,885          -             -

Lyndall Erb...........................   1,719           *         1,347          372           *

Romano E. Erive.......................      13           *            13          -             -

Robert Eury...........................  25,212           *        25,212          -             -

Excess Investment Inc.................   6,288           *         3,288        3,000           *

Peter Fitzgerald......................   1,096           *         1,096          -             -

Forestal San Jose S.A.................   2,740           *         2,740          -             -

Aaron Bradley Freed...................     685           *           685          -             -

Jennifer Freed........................     685           *           685          -             -

Joshua Daniel Freed...................     685           *           685          -             -

Michael Froix, Ph.D................... 266,371           *       266,371          -             -

Gerald and Myra S. Dorros
Irrevocable Trust dated 12/04/95......  32,583           *        32,583          -             -

Cananico Giovanni.....................   4,110           *         4,110          -             -

Bert Green............................  12,230           *         5,480        6,750           *

Arthur Jay Grossman...................   1,870           *         1,370          500           *

Eberhard Grube .......................  25,639           *        19,639        6,000           *

Aryanto Hadi..........................   1,096           *         1,096          -             -

Debbi Harman..........................     393           *           393          -             -

Ian G. Hodge, Jr......................   1,370           *         1,370          -             -

------------------------
 *  less than 1%

                                                                  Shares
                                         Shares Beneficially       Being         Shares Beneficially
         Selling Stockholder           Owned Prior to Offering    Offered       Owned After Offering
         -------------------           -----------------------    -------       --------------------
                                          Number      Percent                   Number       Percent
                                          ------      -------                   ------       -------
J.P. Morgan Trust Company of
Delaware, trustee of the Stertzer
Irrevocable Trust.....................   2,192           *         2,192          -             -

JMS Co., Ltd..........................  27,404           *        27,404          -             -

Simon John and Gurvinder Evans........     822           *           822          -             -

Chin Lean Keat........................   4,110           *         4,110          -             -

Jennifer A. Leigh.....................   1,370           *         1,370          -             -

Leland Philip & Co. Ltd...............   1,370           *         1,370          -             -

Tan Gek Leng..........................     548           *           548          -             -

Ming Lung Liu.........................     685           *           685          -             -

Ming Tsung Liu........................     685           *           685          -             -

Rosalba Lopez.........................      15           *            15          -             -

Dr. Joseph Maouad.....................  17,538           *        17,538          -             -

Imelda Marina Masagung................   2,740           *         2,740          -             -

Allan May.............................  17,724           *        17,724          -             -

Malcolm McDonald......................     685           *           685          -             -

Jorge Antonio Miano...................     959           *           959          -             -

Sara Michelmore.......................     342           *           342          -             -

Richard A. Miller.....................   1,370           *         1,370          -             -

Virginia Monterrey....................       6           *             6          -             -

Jorge Abrahau Mrad....................     959           *           959          -             -

Michael G. Mullen.....................   2,055           *         2,055          -             -

C. Brian Murphy.......................   1,096           *         1,096          -             -

Michael Neuberger.....................     685           *           685          -             -

Mildred Ong...........................   1,370           *         1,370          -             -

Stelios Papadopoulos..................   1,372           *         1,370            2           *

Leo Phelps............................     472           *           472          -             -

Pine Creek Enterprises Inc............  10,961           *        10,961          -             -

Pioneer Investments Holdings Limited..   5,480           *         5,480          -             -

------------------------
 *  less than 1%

                                                                  Shares
                                         Shares Beneficially       Being         Shares Beneficially
         Selling Stockholder           Owned Prior to Offering    Offered       Owned After Offering
         -------------------           -----------------------    -------       --------------------
                                          Number      Percent                   Number       Percent
                                          ------      -------                   ------       -------
Paul J. Poletti, Co-Trustee for the
1995 Poletti Living Trust.............   1,096           *         1,096          -             -

Paul J. Poletti and Susan B. Poletti..   1,644           *         1,644          -             -

Susan B. Poletti......................   1,370           *         1,370          -             -

Eugene Pomertantseva..................     548           *           548          -             -

Irina Pomertantseva...................   2,009           *         2,009          -             -

ProMed Partners, L.P..................  13,702           *        13,702          -             -

Puma Holdings Limited.................  82,213           *        82,213          -             -

Lawrence P. Ramirez...................   9,098           *         9,098          -             -

Peter N. Reikes.......................   1,370           *         1,370          -             -

Martha Reitman........................     548           *           548          -             -

Richard L. Poletti, Trustee under

Declaration of Trust dated 03/11/96...   1,096           *         1,096          -             -

Alan M. Sebulsky......................   1,370           *         1,370          -             -

Niu Yi Sheng..........................   1,370           *         1,370          -             -

Pier Paolo Simoncelli.................     548           *           548          -             -

Peter Sondakh.........................  27,404           *        27,404          -             -

Stertzer Family Trust.................   6,577           *         6,577          -             -

Simon Stertzer........................ 116,914           *       116,914          -             -

Daniel J. Sullivan....................  10,128           *        10,128          -             -

Shun-Chang Sun........................     822           *           822          -             -

Sudha Thakur..........................     520           *           520          -             -

Trebon & Mayhew Profit Sharing Plan
for the benefit of Lawrence A.
Trebon ...............................     548           *           548          -             -

Hanafi B. Trishnohadi.................   2,740           *         2,740          -             -

Franz N. Tudor........................   5,480           *         5,480          -             -

Jo Ann Tull...........................   2,192           *         2,192          -             -

------------------------
 *  less than 1%

                                                                  Shares
                                         Shares Beneficially       Being         Shares Beneficially
         Selling Stockholder           Owned Prior to Offering    Offered       Owned After Offering
         -------------------           -----------------------    -------       --------------------
                                          Number      Percent                   Number       Percent
                                          ------      -------                   ------       -------
Nicholas and Elizabeth Unkovic as
joint tenants with right of
survivorship .........................     548           *           548          -             -

Olga Valenzuela.......................   1,199           *         1,199          -             -

Vichon Nevelle S.A....................  16,990           *        16,990          -             -

Vista Pacific Limited.................   1,370           *         1,370          -             -

Lindy Vu..............................  24,609           *        24,609          -             -

Lindy Vu, as Trustee of the Lindy Vu
1999 Revocable Living Trust...........  32,885           *        32,885          -             -

John R. Watson and Lois M. Watson.....   1,370           *         1,370          -             -

Scott Wilken..........................     685           *           685          -             -

Windrock Enterprises, LLC.............   8,221           *         8,221          -             -

                              PLAN OF DISTRIBUTION

         We are registering shares of our common stock on behalf of the selling stockholders. As used in this prospectus, "selling stockholders" includes donees, transferees, pledgees and other successors in interest (other than purchasers pursuant to this prospectus) selling shares received from a named selling stockholder after the date of this prospectus. We will pay for all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will pay for all selling discounts and commissions, if any. The selling stockholders may offer and sell their shares from time to time in one or more of the following types of transactions (including block transactions):

     o   on the New York Stock Exchange,

     o   in the over-the-counter market,

     o   in privately negotiated transactions,

     o   a combination of such methods of sale.

         The selling stockholders may sell their shares at prevailing market prices or at privately negotiated prices. The selling stockholders may use brokers, dealers or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as a principal, or both. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Neither we nor any selling stockholder can presently estimate the amount of such compensation. Because a selling stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act of 1933.

         The selling stockholders and any other person participating in a distribution of the securities covered by this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for certain periods prior to the commencement of or during such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to the securities.

         We are not aware of whether the selling stockholders have entered into any agreements, understanding or arrangements with any broker-dealers regarding the sale of their shares, nor are we aware of whether there is a coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

         Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided they meet the criteria and conform to the requirements of that rule.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered in this prospectus will be passed upon Shearman & Sterling, New York, New York.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and financial statement schedule included or incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and financial statement schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  The following table sets forth the costs and expenses payable by Boston Scientific in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee.

                                                                   Amounts to
                                                                    be Paid

SEC registration fee.........................................     $ 4,120.20
Legal fees and expenses......................................     $15,000.00
Accounting fees and expenses.................................     $ 5,000.00
Miscellaneous................................................     $ 1,500.00
                                                                  ----------
TOTAL........................................................     $25,620.20


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The General Corporation Law of the State of Delaware contains, in Section 145, provisions relating to the indemnification of officers and directors. Article VI of our Restated By-laws contains provisions requiring indemnification by us of our directors and officers to the fullest extent permitted by law. These provisions extend to expenses reasonably incurred by directors or officers in defense or settlement of any such action or proceeding.

                  Our board of directors has general authority to indemnify any officer or director against losses arising out of his or her service as such, unless prohibited by law. We carry insurance to cover potential costs of the foregoing indemnification of our officers and directors.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is therefore unenforceable.

ITEM 16.  EXHIBITS.

Exhibit No.       Document
-----------       --------

     4.1 Second Restated Certificate of Incorporation of the Company (Exhibit 3.1, Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-11083); Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (Exhibit 3.2, Annual Report on Form 10-K for the year ended December 31, 1994, File No. 1-11083); Certificate of Second Amendment of Second Restated Certificate of Incorporation of the Company (Exhibit 3.3, Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-11083); and Restated By-laws of the Company (Exhibit 3.2, Registration No. 33-46980).

     4.2          Description of Capital Stock contained in the items listed in
                  Exhibit 4.1.

    *5.1 Opinion and consent of Shearman & Sterling regarding the common stock registered hereby.

   *23.1          Consent of Ernst & Young LLP.

    23.2          Consent of Shearman & Sterling (included in Exhibit 5.1).

    24.1 Powers of Attorney (included on the signature page filed herewith).

--------------------------------
* Filed herewith.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby understand that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natick, The Commonwealth of Massachusetts, on this 31st day of May, 2001.

                                BOSTON SCIENTIFIC CORPORATION

                                By:  /s/ Lawrence C. Best
                                     ---------------------------------------
                                      Name:  Lawrence C. Best
                                      Title: Senior Vice President - Finance and
                                             Administration and Chief Financial
                                             Officer

                                POWER OF ATTORNEY

                  We, the undersigned officers and Directors of Boston Scientific Corporation, hereby severally constitute and appoint Lawrence C. Best, Paul W. Sandman and Lawrence J. Knopf, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and Directors to enable Boston Scientific Corporation to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures, as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 31st day of May, 2001.

/s/ John E. Abele                           Director, Founder Chairman
-------------------------------------
John E. Abele

/s/ Lawrence C. Best                        Senior Vice President - Finance and
-------------------------------------       Administration, and Chief Financial
Lawrence C. Best                            Officer (Principal Financial and
                                            Accounting Officer)

/s/ Joseph A. Ciffolillo                    Director
-------------------------------------
Joseph A. Ciffolillo

/s/ Joel L. Fleishman                       Director
-------------------------------------
Joel L. Fleishman

/s/ Ray J. Groves                           Director
-------------------------------------
Ray J. Groves

/s/ Lawrence L. Horsch                      Director
-------------------------------------
Lawrence L. Horsch

/s/ N. J. Nicholas, Jr.                     Director
-------------------------------------
N. J. Nicholas, Jr.

/s/ Peter M. Nicholas                       Director, Founder and Chairman of
-------------------------------------       the Board
Peter M. Nicholas

/s/ Warren B. Rudman                        Director
-------------------------------------
Warren B. Rudman

/s/ James R. Tobin                          Director, President and Chief
-------------------------------------       Executive Officer (Principal
James R. Tobin                              Executive Officer)

                                  EXHIBIT INDEX

Exhibit No.       Document
-----------       --------

     4.1 Second Restated Certificate of Incorporation of the Company (Exhibit 3.1, Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-11083); Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (Exhibit 3.2, Annual Report on Form 10-K for the year ended December 31, 1994, File No. 1-11083); Certificate of Second Amendment of Second Restated Certificate of Incorporation of the Company (Exhibit 3.3, Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-11083); and Restated By-laws of the Company (Exhibit 3.2, Registration No. 33-46980).

     4.2          Description of Capital Stock contained in the items listed in
                  Exhibit 4.1.


    *5.1 Opinion and consent of Shearman & Sterling regarding the common stock registered hereby.


   *23.1          Consent of Ernst & Young LLP.

    23.2          Consent of Shearman & Sterling (included in Exhibit 5.1).


    24.1 Powers of Attorney (included on the signature page filed herewith).


--------------------------------

* Filed herewith.